SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 14, 2000


                                CareInsite, Inc.
             (Exact name of Registrant as specified in its charter)


   Delaware                          0-26345                     22-3630930
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


669 River Drive, River Drive, Center Two
         Elmwood Park, NJ                                         07407-1361
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (201) 703-3400


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Item 5.  Other Events

         On March 14, 2000, CareInsite, Inc. (the "Company"), a subsidiary of Medical Manager Corporation ("Medical Manager") was served with a summons in a lawsuit which was filed on February 17, 2000, against the Company, Medical Manager and certain of their officers and directors, among other parties, in the New Jersey Superior Court, Chancery Division, in Bergen County. The plaintiff purports to be a holder of CareInsite common stock. The lawsuit, captioned Ina Levy, et al. vs. Martin J.Wygod, et al., C-59-00, purports to bring an action on behalf of the plaintiff and others similarly situated to enjoin the defendants from consummating the proposed merger of the Company and Medical Manager with Healtheon/WebMD Corp. (the "Merger"). The plaintiff alleges that the defendants have breached their fiduciary duties in that the proposed Merger favors the interests of Medical Manager and its shareholders over the interests of the Company's minority shareholders. The plaintiff also alleges that the proposed Merger provides the defendants and other Medical Manager shareholders with a premium which exceeds the premium provided to the Company's minority shareholders. The lawsuit seeks, among other things, an injunction prohibiting the proposed Merger unless certain mechanisms are implemented by the Company, as well as plaintiff's costs and disbursements. The Company believes that this lawsuit is without merit and intends to vigorously defend against it. No assurances can be given that this lawsuit will not have a material adverse effect on the Company's business, financial condition or results of operations.








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CAREINSITE, INC.



Date:    March 28,  2000                By:    /s/ DAVID C. AMBURGEY
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                                        Name:  David C. Amburgey
                                        Title: Senior Vice President and General
                                               Counsel